EMCLAIRE FINANCIAL CORP.
           (HOLDING COMPANY FOR THE FARMERS NATIONAL BANK OF EMLENTON)

                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------

    Your Properly Completed Stock Subscription Agreement Must Be Returned To:
          Emclaire Financial Corp., 612 Main Street, Emlenton, PA 16373

This Stock Subscription Agreement, properly executed and with the correct payment, must be received for the Offering Termination Date, which is expected to be ________________p.m. on __________________, 1996, but may be earlier or as late as , 1996, at the discretion of the Company, in accordance with provisions described in the Prospectus.

                                NUMBER OF SHARES
Fill in the number of shares of Common Stock you wish to purchase and the Total Purchase Price. The minimum order is 100 shares and the maximum order is 10,000 shares. The purchase price is $13.50 per share.

                               STOCK REGISTRATION
Print the name(s) in which you want the stock registered. See the registration guidelines in this package for instructions. Enter the Social Security Number of Tax I.D. Number of one of the registered owners. Only one number is required.
Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "other" and write in such ownerships as corporation, trust or estate. If stock is purchased for a trust, date of the agreement and trust title must be included.

                                     PAYMENT
Enclose a check, bank draft or money order made payable to "Emclaire Financial Corp." in the amount of the Total Purchase Price. All subscription funds received and accepted by the Company will be deposited into an escrow account at the Farmers National Bank of Emlenton.

                                TELEPHONE NUMBERS
Please enter a daytime and an evening telephone number where you may be contacted in the event that we cannot process your Stock Subscription Agreement as given.

                                 ACKNOWLEDGEMENT
Please sign and date the Stock Subscription Agreement. When subscribing as a custodian, corporate officer, etc., please add your signature and title.

                                                          Total
Number of                     Price Per                   Purchase
Shares                        Share                       Price

                 x           13.50 =                      $
------------                                               ---------------------

                                                          Individual
----------------------------------------------     ------
Name(s) in which the stock is to be registered

                                                          Joint Tenants WROS
----------------------------------------------     ------
Name(s) in which the stock is to be registered

                                                          Uniform Gift to Minors
----------------------------------------------     ------
Street Address

                                                          Other
                                                   ------      -----------------
----------------------------------------------
City              State             Zip


----------------------------------------------     -----------------------------
Social Security or Tax ID Number                   Daytime Phone

                                                   -----------------------------
                                                   Evening Phone

                     *PLEASE READ THE BACK OF THIS DOCUMENT*

This Stock Subscription Agreement, properly executed and with the current payment, must be received before the Offering Termination date, which is expected to be _______________ p.m. on ______________, 1996, but may be earlier or as late as ________________, 1996, at the discretion of the Bank, in accordance with provisions described in the Prospectus. This Stock Subscription Agreement will be deemed receivable upon the date of delivery of the Stock Subscription Agreement, with payment, to the address set forth on the front of this page. This Stock Subscription Agreement may be returned by mailing it in the postage prepaid envelope.

I (We) (hereinafter referred to as the "Undersigned") acknowledge receipt of the Prospectus and any supplements thereto. The Undersigned understands that, after receipt by the Company, this Stock Subscription Agreement may not be modified, withdrawn or revoked without the consent of the Company. The Company has the right to accept or reject, in whole or in part, this Subscription Agreement prior to the consummation of the Offering. If this Stock Subscription Agreement is rejected in whole or in part, the applicable subscription funds will be promptly returned to the subscriber. This Stock Subscription Agreement is binding, after acceptance by the Company, upon the heirs, estate, legal representatives, assigns and successors of the Undersigned and shall survive the death, disability or dissolution of the Undersigned. The Undersigned agrees not to transfer or assign the Common Stock except in accordance with all applicable laws.

The provision in this Stock Subscription Agreement shall be construed and enforced according t the laws of the State of Pennsylvania. In the event there is any conflict between the Prospectus and any supplements thereto and this Stock Subscription Agreement is executed on behalf of a corporation, partnership, trust or other entity, the Undersigned has been duly authorized to execute this Stock Subscription Agreement and all other instruments in connection with the purchase of the Common stock, and the signature of the Undersigned is binding upon such corporation, partnership, trust or other entity. The Company retains the right to request the production of an appropriate certification for said authorization. This Stock Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only in writing executed by the party to be bound thereby.

                                NASD AFFILIATION
Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), certain persons may not be eligible to purchase shares.

If you are an owner, director, officer, partner, agent or employee of a NASD member firm or an associate or a member of the immediate family of any such person, please initial at the following line. _____________

If you are a senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account; or a person who is employed in the securities department of any such institution or who otherwise may influence the buying and/or selling of securities by any of such institutions; or a member of the immediate family of any such person, please initial at the following line.
_________________

                                 SUBSTITUTE W-9
I (We) am/are not subject to backup withholding either (1) because I (we) am/are exempt from back-up withholding, (2) I (we) have not been notified that I (we) am/are subject to back-up withholding as a result of a failure to report all interest on dividends, or (3) the Internal Revenue Service has notified me (us) that I (we) am/are no longer subject to back-up withholding. (You must cross out 2 if the IRS notified you that you are currently subject to backup withholding.)

                                 ACKNOWLEDGEMENT

I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY THE FEDERAL GOVERNMENT.

I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of Emclaire Financial Corp. and acknowledge the terms and conditions described therein. The Prospectus that I (we) received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. See "Risk Factors" on pages 1 through 3 of the Prospectus.

Under the penalties of perjury, I (we) certify that the information contained herein, including the Social Security Number or Taxpayer Identification Number given above, is true, correct and complete.


--------------------------   ---------------------------------------------------
Signature        Date        Signature (if second signature is required)    Date

          THIS STOCK SUBSCRIPTION AGREEMENT IS NOT VOID UNLESS SIGNED.
   FOR ASSISTANCE, PLEASE CALL THE STOCK INFORMATION CENTER AT (412) 867-2311

                         Stock Registration Guidelines
                         -----------------------------

For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we utilize in the issuance of your stock certificate(s) for the Common Stock. If you have any questions, please consult your legal advisor

Stock  ownership must be registered in one of the following manners:

Individual:

Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.

Joint:

Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of ownership. Names should be joined by "and," do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc. Joint Tenants - Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). Tenants in Common - Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the decreased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

Uniform Gifts To Minors:

Stock may be held in the name of a custodian for a minor under the Uniform Gifts to Minors laws of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST," while the description "Uniform Gifts to Minors Act" is abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Delaware Uniform Gifts to Minors Act will be abbreviated:

      JOHN P. JONES CUST SUSAN A. JONES
      UNIF GIFT MIN ACT DE

Fiduciaries:

Stock held in a fiduciary capacity must contain the following:

1.    The name(s) of the fiduciary -

      - If an individual, list the first given name, middle initial, and last name.
      -     If a corporation, list the corporate title.
      - If an individual and a corporation, list the corporation's title before the individual.

2.    The fiduciary capacity -

      -  Administrator  -  Committee -  Trustee                     -  Custodian
      -  Conservator    -  Executor  -  Personal Representative

3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

5.    Either of the following:

      The name of the maker, donor or testator

                  or

      The name of the beneficiary

      Example of Fiduciary Ownership:

      John D. Smith, Trustee for Tom A. Smith

      Under Agreement Dated 6/9/74

6.    The taxpayer identification number if a trust.

This Stock Subscription Agreement is neither an offer to sell nor a solicitation of an offer to buy securities. The Offering is made only by the Prospectus. These securities are not bank deposits, are not obligations of, or guaranteed by any bank, are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risk, including the possible loss of principal.